Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in registration statement No. 333-51538 on Form S-8 of our report dated June 24, 2026, appearing in this annual report on Form 11-K of the Greene County's Employees' Savings and Profit Sharing Plan for the year ended December 31, 2025.

/s/Bonadio & Co. LLP
Bonadio & Co. LLP
Syracuse, New York
June 24, 2026

 14